Exhibit 99.1

PSB Announces 1st Quarter Earnings of $.50 Per Share

Wausau, Wisconsin – Peter W. Knitt, President and CEO of PSB Holdings, Inc. (“PSB”) and Peoples State Bank (“Peoples”) announced 2007 first quarter net income of $.50 per diluted share, or $799,000, down from $.54 per share, or $873,000 in the recent December 2006 quarter, but up from $.43 per share, or $738,000, in the first quarter of 2006.

Earnings for last year’s March 2006 quarter included a special item from recording an interest rate swap at fair value without the ability to offset the liability against the hedged certificate of deposit.  Marking the swap to fair value added $205,000 of expense.  The net effect of this item was a decrease of $.07 per share, or $124,000.  Excluding this item, diluted earnings per share would have been $.50 for the quarter ended March 31, 2006.  This swap liability was prepaid in March 2007 with a final payment of $115,000.  Change in the fair value liability of the swap prior to prepayment increased noninterest income by $32,000 during the March 2007 quarter.

Return on average assets and average stockholders’ equity based on net income for the quarter ended March 31, 2007 was .65% and 9.34%, respectively.  Return on average assets and average stockholders’ equity for the quarter ended March 31, 2006 was .60% and 8.34%, respectively.  Book value per share was $22.14 at March 31, 2007 compared to $21.13 for the same date a year ago, an increase of 4.8%.

Assets at March 31, 2007 were $493.0 million, compared to $500.3 million at March 31, 2006, a decrease of $7.3 million or 1.5%.  Total loans receivable were $374.3 million at March 31, 2007 compared to $378.6 million at March 31, 2006, a decrease of $4.3 million or 1.1%.  On a linked quarter basis, average loans receivable increased from $370.3 million in the December 2006 quarter to $372.4 million in the March 2007 quarter, an increase of .6% (2.3% on an annualized basis).

Noninterest bearing demand deposits declined approximately $4.4 million as of March 31, 2007 compared to prior quarter ended December 31, 2006.  Business demand balances led the decline which was offset slightly by an increase in individual retail demand deposits.  Wholesale funding, including brokered deposits, FHLB advances, and structured repurchase agreements, declined approximately $7.5 million.  Federal funds sold totaling $9.8 million held at December 31, 2006 supported repayment of the wholesale funds and decline in demand deposits during the March 2007 quarter.

PSB’s provision for loan losses was $120,000 in the first quarter 2007, compared to a provision of $135,000 in the first quarter 2006.  Annualized net charge-offs (recoveries) were (.01%) and .00% during the March 2007 and 2006 quarters, respectively.  At March 31, 2007, the allowance for loan losses was 1.22% of total loans, compared to 1.13% a year earlier.  Nonperforming loans were .96% of total loans at March 31, 2007, 1.14% at December 31, 2006, and .72% at March 31, 2006.  Foreclosed assets continued to decline and totaled $356,000 at March 31, 2007 compared to $882,000 at March 31, 2006.  PSB continues to work out some larger problem credits and foreclosed properties and will receive payout without loss on the largest of these credits in the June 2007 quarter.  The following table summarizes non-performing assets as of period end:

Non-Performing Assets as of	March 31,		December 31,
(dollars in thousands)	2007	2006	2006

Nonaccrual loans	$ 3,633	$ 2,457	$ 4,281
Accruing loans past due 90 days or more	–	–	–
Restructured loans not on nonaccrual	–	316	–

Total nonperforming loans	3,633	2,773	4,281
Foreclosed assets	356	882	464

Total nonperforming assets	$ 3,989	$ 3,655	$ 4,745

Nonperforming loans as a % of gross loans	0.96%	0.72%	1.14%
Total nonperforming assets as a % of total assets	0.81%	0.73%	0.95%

Tax adjusted net interest margin was 3.13% during the first quarter 2007 compared to 3.06% in the December 2006 quarter and 3.10% during the first quarter 2006.  The March 2007 margin increase compared to the December 2006 quarter was due to increase in loan yields from 6.90% in the December 2006 quarter to 7.09%, the first quarterly average above 7% since the quarter ended December 2002.  Offsetting a portion of the increase in yield on earning assets was an increase in interest bearing demand deposit costs due to seasonal municipal and government balances from annual tax collections.  Such balances generally earn higher, negotiated interest rates.  Savings and demand deposits costs increased from 2.80% in the December 2006 quarter to 3.08% in the March 2007 quarter.

Loan yield in the quarter ended March 31, 2007 was 7.09% compared to 6.55% a year ago, an increase of 54 basis points.  Rate paid on interest-bearing deposits was 4.06% during the first quarter 2007 compared to 3.44% a year ago, an increase of 62 basis points.  During the remainder of 2007, increases in yields on both loans and interest-bearing deposits are expected to moderate with net interest margin continuing at levels seen during the current March 2007 quarter.

PSB entered into a $10 million interest rate swap (receive fixed, pay variable payments) to hedge the interest rate risk inherent in a fixed rate certificate of deposit that was later determined to not qualify for hedge accounting.  Eliminating the application of fair value hedge accounting in March 2006 by marking the swap liability to fair value generated a charge against noninterest income of $205,000 ($124,000 after tax benefits) during the quarter ended March 31, 2006.  Following a temporary decline in interest rates, this swap was prepaid in the March 2007 quarter with a final payment of $115,000 (swap final maturity was in October 2008).  Net cash settlement expense is a reduction of other noninterest income and was $15,000 and $8,000 during the quarters ended March 31, 2007, and 2006, respectively.

Despite a reduction in salaries and employee benefits expense of $77,000 (4.2%) during the March 2007 quarter compared to the March 2006 quarter, total noninterest expenses increased $142,000, or 4.8%.  Noninterest expenses as a percent of average assets were 2.51% and 2.38% during the quarters ended March 31, 2007, and 2006, respectively.

Operating expenses increased during March 2007 from three separate factors accounting for a total of $163,000 increase in expense over the March 2006 quarter ($.06 per share after tax benefits).  Consulting costs relative to compliance with Section 404 of the Sarbanes-Oxley Act (“SOX 404”) were $69,000 in March 2007 after consulting costs of $26,000 during the December 2006 quarter.  PSB’s initial SOX 404 implementation date is December 31, 2007.  There were no significant SOX 404 consulting costs in the March 2006 quarter.

In addition, PSB recorded a long-term donation commitment for a qualifying community reinvestment project during March 2007 totaling $44,000.  Lastly, PSB incurred legal costs relative to its ongoing income tax issue regarding TEFRA interest deductibility currently under Tax Court review totaling $50,000.  Prior to these legal costs, the Wisconsin Bankers’ Association (WBA) and the Community Bankers’ of Wisconsin (CBW) trade associations had raised member funds and organized reimbursement of legal defense costs during 2006.  PSB and the WBA/CBW intend to work together to continue to raise member funds to support PSB’s legal costs which will be recorded as a reduction to legal expense when received in future quarters.

On April 16, 2007, PSB announced an expansion of its annual share repurchase plan during the remainder of 2007.  Under the customary repurchase plan, PSB has repurchased 1% of outstanding shares annually.  However, for the remainder of 2007, PSB is authorized to buyback an additional 40,000 shares (approximately 2.5% of outstanding shares) from time to time at current market prices.

PSB Holdings, Inc. (OTCBB:PSBQ.OB), is the parent company of Peoples. Peoples is headquartered in Wausau, Wisconsin with eight retail locations serving north central Wisconsin in Marathon, Oneida, and Vilas counties.  In addition to traditional retail and commercial banking products, Peoples provides retail investments, retirement planning, commercial treasury management services, and long-term fixed rate residential mortgages.

Forward-Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release.  Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under “Forward-Looking Statements” in Item 1 and “Risk Factors” in Item 1A of PSB’s Form 10-K for the year ended December 31, 2006.  PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PSB Holdings, Inc.
Quarterly Financial Summary
(dollars in thousands, except per share data – unaudited)
		Quarter ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Earnings and dividends:	2007	2006	2006	2006	2006

Net income	$ 799	$ 873	$ 965	$ 851	$ 738
Basic earnings per share (3)	$ 0.50	$ 0.55	$ 0.60	$ 0.50	$ 0.43
Diluted earnings per share (3)	$ 0.50	$ 0.54	$ 0.60	$ 0.50	$ 0.43
Dividends declared per share (3)	$ –	$ 0.32	$ –	$ 0.32	$ –
Net book value per share	$ 22.14	$ 21.67	$ 21.42	$ 20.29	$ 21.13
Semi-annual dividend payout ratio	n/a	27.68%	n/a	32.22%	n/a
Average common shares outstanding	1,589,980	1,593,320	1,600,364	1,685,166	1,705,290

Balance sheet - average balances:

Loans receivable, net of allowances	$ 372,448	$ 370,256	$ 377,528	$ 382,138	$ 375,179
Total assets	$ 497,349	$ 497,502	$ 503,209	$ 505,586	$ 502,194
Deposits	$ 387,803	$ 388,299	$ 393,093	$ 394,075	$ 398,707
Stockholders’ equity	$ 34,692	$ 34,463	$ 33,363	$ 35,626	$ 35,867

Performance ratios:

Return on average assets(1)	0.65%	0.70%	0.76%	0.68%	0.60%
Return on average stockholders’ equity(1)	9.34%	10.05%	11.48%	9.58%	8.34%
Average tangible stockholders’ equity to
average assets(4)	7.02%	6.96%	6.79%	7.20%	7.24%
Net loan charge-offs to average loans(1)	-0.01%	0.01%	-0.04%	0.24%	0.00%
Nonperforming loans to gross loans	0.96%	1.14%	1.15%	0.57%	0.72%
Allowance for loan loss to gross loans	1.22%	1.20%	1.17%	1.09%	1.13%
Net interest rate margin(1)(2)	3.13%	3.06%	2.99%	3.06%	3.10%
Net interest rate spread(1)(2)	2.62%	2.52%	2.47%	2.56%	2.63%
Service fee revenue as a percent of
average demand deposits(1)	2.57%	2.39%	2.71%	2.66%	2.29%
Noninterest income as a percent
of gross revenue	9.94%	10.25%	10.85%	10.64%	8.08%
Efficiency ratio(2)	69.32%	65.68%	62.28%	67.51%	69.42%
Noninterest expenses to average assets(1)	2.51%	2.34%	2.19%	2.41%	2.38%

Stock price information:

High	$ 30.35	$ 30.75	$ 32.65	$ 34.00	$ 31.05
Low	$ 28.00	$ 30.15	$ 30.00	$ 30.60	$ 30.50
Market value at quarter-end	$ 28.50	$ 30.25	$ 30.35	$ 32.50	$ 30.80

(1)Annualized
(2)The yield on tax-exempt loans and securities is computed on a tax-equivalent basis.
(3)Due to rounding, cumulative quarterly per share performance may not equal annual per share totals.
(4)Tangible stockholders’ equity excludes the impact of cumulative other comprehensive income (loss).

PSB Holdings, Inc.
Consolidated Statements of Income
	Three Months Ended
	March 31,
(dollars in thousands, except per share data – unaudited)	2007	2006

Interest and dividend income:
Loans, including fees	$ 6,567	$ 6,111
Securities:
Taxable	616	604
Tax-exempt	305	254
Other interest and dividends	129	107

Total interest and dividend income	7,617	7,076

Interest expense:
Deposits	3,401	2,936
FHLB advances	614	534
Other borrowings	64	28
Junior subordinated debentures	113	113

Total interest expense	4,192	3,611

Net interest income	3,425	3,465
Provision for loan losses	120	135

Net interest income after provision for loan losses	3,305	3,330

Noninterest income:
Service fees	303	295
Mortgage banking	196	207
Investment and insurance sales commissions	124	135
Increase in cash surrender value of life insurance	60	46
Change in fair value of interest rate swap	32	(205)
Other noninterest income	126	144

Total noninterest income	841	622

Noninterest expense:
Salaries and employee benefits	1,737	1,814
Occupancy and facilities	497	472
Data processing and other office operations	217	180
Advertising and promotion	58	43
Other noninterest expenses	575	433

Total noninterest expense	3,084	2,942

Income before provision for income taxes	1,062	1,010
Provision for income taxes	263	272

Net income	$ 799	$ 738
Basic earnings per share	$ 0.50	$ 0.43
Diluted earnings per share	$ 0.50	$ 0.43

PSB Holdings, Inc.
Consolidated Balance Sheets
March 31, 2007 unaudited, December 31, 2006 derived from audited financial statements

(dollars in thousands, except per share data – unaudited)	2007	2006
Assets

Cash and due from banks	$ 10,024	$ 14,738
Interest-bearing deposits and money market funds	2,274	1,048
Federal funds sold	–	9,756

Cash and cash equivalents	12,298	25,542

Securities available for sale (at fair value)	79,032	80,009
Loans held for sale	688	1,001
Loans receivable, net of allowance for loan losses of $4,606 and $4,478, respectively	374,258	369,749
Accrued interest receivable	2,745	2,464
Foreclosed assets	356	464
Premises and equipment, net	11,432	11,469
Mortgage servicing rights, net	898	908
Federal Home Loan Bank stock (at cost)	3,017	3,017
Cash surrender value of bank-owned life insurance	6,738	5,900
Other assets	1,513	1,317

TOTAL ASSETS	$ 492,975	$ 501,840

Liabilities

Non-interest-bearing deposits	$ 50,730	$ 55,083
Interest-bearing deposits	333,484	336,332

Total deposits	384,214	391,415

Federal Home Loan Bank advances	50,000	60,000
Other borrowings	12,189	3,995
Junior subordinated debentures	7,732	7,732
Accrued expenses and other liabilities	3,770	4,251

Total liabilities	457,905	467,393

Stockholders’ equity

Common stock – no par value with a stated value of $1 per share:
Authorized – 3,000,000 shares
Issued – 1,887,179 shares	1,887	1,887
Additional paid-in capital	9,604	9,645
Retained earnings	31,766	30,967
Accumulated other comprehensive loss	(47)	(105)
Treasury stock, at cost – 303,399 and 297,223 shares, respectively	(8,140)	(7,947)

Total stockholders’ equity	35,070	34,447

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 492,975	$ 501,840

PSB Holdings, Inc.
Average Balances and Interest Rates
Quarter Ended March 31,

(dollars in thousands – unaudited)		2007			2006
	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans(1)(2)	$ 376,981	$ 6,593	7.09%	$ 379,428	$ 6,131	6.55%
Taxable securities	49,242	616	5.07%	56,458	604	4.34%
Tax-exempt securities(2)	30,875	462	6.07%	25,791	385	6.05%
FHLB stock	3,017	23	3.09%	3,017	19	2.55%
Other	7,781	106	5.52%	7,909	88	4.51%

Total(2)	467,896	7,800	6.76%	472,603	7,227	6.20%

Non-interest-earning assets:
Cash and due from banks	10,993			11,317
Premises and equipment, net	11,468			12,554
Cash surrender value insurance	6,370			4,822
Other assets	5,155			5,147
Allowance for loan losses	(4,533)			(4,249)

Total	$ 497,349			$ 502,194

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand deposits	$ 83,688	$ 636	3.08%	$ 87,754	$ 595	2.75%
Money market deposits	67,900	564	3.37%	66,580	433	2.64%
Time deposits	188,435	2,201	4.74%	192,059	1,908	4.03%
FHLB borrowings	56,656	614	4.40%	52,533	534	4.12%
Other borrowings	6,449	64	4.02%	3,928	28	2.89%
Junior subordinated debentures	7,732	113	5.93%	7,732	113	5.93%

Total	410,860	4,192	4.14%	410,586	3,611	3.57%

Non-interest-bearing liabilities:
Demand deposits	47,780			52,314
Other liabilities	4,017			3,427
Stockholders’ equity	34,692			35,867

Total	$ 497,349			$ 502,194

Net interest income		$ 3,608			$ 3,616
Rate spread			2.62%			2.63%
Net yield on interest-earning assets			3.13%			3.10%

(1)Nonaccrual loans are included in the daily average loan balances outstanding.
(2)The yield on tax-exempt loans and securities is computed on a tax-equivalent basis using a tax rate of 34%.